Exhibit 10.1

Addendum To
Non-Continuous Aircraft Dry Lease Agreement

This Addendum to Non-Continuous Aircraft Dry Lease Agreement ("Addendum") is effective as of July 1, 2009 (the “Effective Date”), by and between RehabCare Group, Inc., a Delaware corporation (“Lessee”), and 55JS Limited, Co., a Utah corporation (“Lessor”).

A. Lessee and Lessor are parties to that certain Non-Continuous Aircraft Dry Lease Agreement, effective September 1, 2006 (the “Lease Agreement”).

B.           Lessee and Lessor desire to modify the terms of the Lease Agreement.

C.           This Addendum shall be attached to and become part of the Lease Agreement.

In consideration of the following terms and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms not otherwise defined herein shall have the meaning given thereto in the Lease Agreement.

2.           Lease Term.

(a)           Lessor and Lessee acknowledge and agree that the Lease Term shall be extended for a period of one (1) year so that the Lease Term and the Lease Agreement shall terminate on August 31, 2010 (the “Extended Lease Term”).

(b)           Unless Lessee notifies Lessor at least ninety (90) days prior to the end of the Extended Lease Term (or additional term, as the case may be), the Lease Agreement will automatically renew for two (2) additional terms of one (1) year each, with the last automatic renewal of the Lease Agreement ending August 31, 2012 (the “Extended Lease Renewal Terms”) upon the same terms and conditions as provided in the Lease Agreement.

(c)           The Extended Lease Term and the Extended Lease Renewal Terms, if any, together with the Initial Term and the Renewal Terms shall be collectively referred to in the Lease Agreement as the “Lease Term.”

3.           No Other Changes.  Except as supplemented by this Addendum, the Lease Agreement shall continue in full force and effect.

4.           Miscellaneous.  This Addendum shall be construed in accordance with the laws of the State of Missouri.  This Addendum may be executed in counterpart each of which shall be deemed an original and all of which together shall be considered one and the same instrument.  The parties agree that a facsimile may be executed as an original.

IN WITNESS WHEREOF, the parties agree to the terms of this Addendum.

RehabCare Group, Inc.	55JS Limited, Co.

By:	/s/	Jeff A. Zadoks	By:	/s/	John H. Short
Name:		Jeff A. Zadoks	Name:		John H. Short
Title:		V.P. & Corporate Controller	Title:		Managing Partner